Urgent Proxy Information

The Special Shareholder Meeting for your fund is scheduled for December 14, 2006. As of the date of this mailing we have not received your vote!

Your vote is important, no matter how large or small your holdings may be.

Please use one of these 3 easy ways to vote:

1. By Internet. Use the instructions on the enclosed ballot.

2. By Touch-tone Phone. Use the instructions on the enclosed ballot.

3. Return your voted and signed ballot in the enclosed postage paid envelope.

It is still important that we receive your vote as soon as possible, so please vote your proxy today!

Remember, voting is quick and easy. Everything you need is enclosed.